EXHIBIT 99.2

Table 1
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information
(In millions)
(unaudited)

	2013					2014					2015
Non-GAAP Revenue	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1

Software Delivery, Support & Maintenance
Subscription & recurring transactions	65.5	66.5	69.1	70.6	271.7	73.6	73.0	73.4	73.7	293.7	78.0
Support & maintenance	117.8	116.4	118.1	121.5	473.9	117.9	113.6	117.5	118.0	467.0	119.4
System sales & other	42.6	48.8	41.0	44.3	176.7	38.1	38.7	37.6	35.7	150.1	30.2
Total Software Delivery, Support & Maintenance	225.9	231.8	228.3	236.4	922.3	229.6	225.3	228.5	227.5	910.9	227.6

Client Services
Recurring managed services	56.3	51.0	51.2	54.5	213.1	58.7	57.8	58.8	61.3	236.5	60.1
Other client services	65.8	64.3	54.7	62.7	247.4	56.5	70.7	60.4	54.5	242.3	46.9
Total Client Services	122.1	115.4	105.9	117.2	460.5	115.2	128.5	119.2	115.8	478.7	107.0

Total non-GAAP revenue	348.0	347.1	334.2	353.5	1,382.8	344.8	353.8	347.7	343.2	1,389.5	334.6

Revenue Mix
Recurring revenue	69%	67%	71%	70%	69%	73%	69%	72%	74%	72%	77%
Non-recurring revenue	31%	33%	29%	30%	31%	27%	31%	28%	26%	28%	23%
	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013					2014					2015
Non-GAAP Gross Profit	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1

Software Delivery, Support & Maintenance	137.6	144.9	137.9	146.3	566.6	144.4	132.3	140.5	139.4	556.6	140.8
Client Services	10.3	7.9	7.7	10.6	36.5	10.2	22.5	6.4	11.5	50.6	0.6
Total non-GAAP gross profit	147.9	152.8	145.6	156.9	603.1	154.7	154.8	146.9	150.9	607.2	141.4

Non-GAAP Gross Margin
Software Delivery, Support & Maintenance	60.9%	62.5%	60.4%	61.9%	61.4%	62.9%	58.7%	61.5%	61.3%	61.1%	61.9%
Client Services	8.5%	6.9%	7.2%	9.0%	7.9%	8.9%	17.5%	5.4%	9.9%	10.6%	0.6%
Total non-GAAP gross margin	42.5%	44.0%	43.6%	44.4%	43.6%	44.8%	43.8%	42.2%	44.0%	43.7%	42.3%

Note: Please refer to Table 2 for a reconciliation of GAAP and non-GAAP gross profit.

Table 2
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information
(In millions)
(unaudited)

	2013					2014					2015
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Software Delivery, Support & Maintenance

Revenue, as reported	225.8	231.4	228.0	233.5	918.7	227.4	225.0	228.0	226.9	907.3	227.6
Deferred revenue and other adjustments	0.1	0.4	0.2	2.9	3.6	2.2	0.3	0.4	0.6	3.6	0.0
Total non-GAAP revenue	225.9	231.8	228.3	236.4	922.3	229.6	225.3	228.5	227.5	910.9	227.6

Gross profit, as reported	125.8	131.3	122.6	128.3	508.0	131.2	121.9	129.9	130.0	513.0	130.6
Deferred revenue and other adjustments	0.1	0.4	0.2	2.9	3.6	2.2	0.3	0.4	0.6	3.6	(0.0)
Acquisition-related amortization	8.7	9.4	11.7	11.3	41.1	8.8	8.6	9.0	8.7	35.1	9.1
Stock-based compensation expense	0.5	0.5	0.4	0.3	1.7	0.4	0.6	0.3	0.2	1.5	1.1
Non-recurring expenses and transaction-related costs	2.5	3.2	3.0	3.5	12.2	1.9	0.9	0.8	(0.1)	3.5	0.0
Non-GAAP gross profit	137.6	144.9	137.9	146.3	566.6	144.4	132.3	140.5	139.4	556.6	140.8

Client Services

Revenue, as reported	121.3	113.5	102.1	117.5	454.4	112.9	126.3	117.3	114.0	470.5	107.0
Deferred revenue and other adjustments	0.8	1.9	3.7	(0.3)	6.1	2.3	2.2	1.9	1.8	8.1	0.0
Total non-GAAP revenue	122.1	115.4	105.9	117.2	460.5	115.2	128.5	119.2	115.8	478.6	107.0

Gross profit, as reported	8.6	4.9	3.0	9.9	26.4	7.0	18.1	1.5	6.5	33.1	(0.8)
Deferred revenue and other adjustments	0.8	1.9	3.7	(0.3)	6.1	2.3	2.2	1.9	1.8	8.1	0.0
Stock-based compensation expense	0.9	1.1	0.9	1.0	3.9	0.9	1.5	1.0	1.0	4.4	1.4
Non-recurring expenses and transaction-related costs	0.0	0.0	0.0	0.0	0.0	0.0	0.7	2.0	2.3	5.0	0.0
Non-GAAP gross profit	10.3	7.9	7.7	10.6	36.5	10.2	22.5	6.4	11.5	50.6	0.6